UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2012, ModusLink Global Solutions, Inc. (the “Company”) and certain of its domestic subsidiaries (collectively with the Company, the “Borrowers”) entered into the Third Amendment to Amended and Restated Credit Agreement and Forbearance Agreement (the “Amendment”), with Bank of America, N.A., Silicon Valley Bank and HSBC Bank USA, National Association (collectively, the “Lenders”) which, among other things, amended the Amended and Restated Credit Agreement (as amended to date, the “Credit Agreement”), dated as of February 1, 2010, by and among the Company, certain of its domestic subsidiaries and the Lenders.

The Amendment amended the Credit Agreement to, among other things: (i) decrease the aggregate revolving commitment of the Lenders from $40,000,000 to $15,000,000; (ii) change the termination date from February 1, 2013 to October 31, 2012; (iii) increase the commitment fee payable quarterly on the unused portion of the aggregate commitment from a range of 0.50% to 0.65% to a range of 0.75% to 0.875%; (iv) alter the applicable rate to 1.50% for the base rate and 2.50% for the Eurodollar rate for the fiscal quarter ended July 31, 2012 and thereafter to an applicable rate that varies from 1.50% to 2.00% for the base rate and 2.50% to 3.00% for the Eurodollar rate, depending on the Company’s consolidated leverage ratio; and (v) add a new financial covenant, minimum net global cash of $45,000,000.

In addition, pursuant to the Amendment, the Lenders agreed to forbear from exercising their rights and remedies under the Credit Agreement on account of certain events of default that have occurred, are continuing to occur or may occur under certain sections of the Credit Agreement until the earlier of (i) October 31, 2012 or (ii) the occurrence of an event of default (other than an event of default with respect to the certain sections identified in the Amendment).

Except as is modified by the Amendment, a description of the Credit Agreement is incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K dated February 1, 2010 (filed on February 5, 2010) (File No. 000-23262). The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Amendment is contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement and Forbearance Agreement, dated as of August 16, 2012, by and among ModusLink Global Solutions, Inc., certain of its subsidiaries, Bank of America, N.A., Silicon Valley Bank and HSBC Bank USA, National Association.

99.1	Description of Amended and Restated Credit Agreement, dated February 1, 2010, is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated February 1, 2010 (filed on February 5, 2010) (File No. 000-23262).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: August 21, 2012	By:	/s/ Steven G. Crane
Steven G. Crane
Chief Financial Officer